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November 21, 2013

Crossroads Systems, Inc.

1100 North Mopac Expressway

Austin, TX 78759

RE:	Crossroads Systems, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Crossroads Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company under the Crossroads Systems, Inc. 2010 Stock Incentive Plan (the “Stock Incentive Plan”), of up to 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”).

As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement; (b) the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended to date; (c) the Stock Incentive Plan; (d) the Bylaws of the Company, as amended to date; (e) certain resolutions of the Board of Directors of the Company and duly constituted committees thereof; and (f) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such certificates of public officials and officers of the Company and such statutes, including the Delaware General Corporation Law, and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

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Crossroads Systems, Inc.

November 21, 2013

We have further assumed that:

(a)	at or prior to the time of the delivery of any shares of Common Stock, the Registration Statement will remain effective under the Securities Act;

(b)	the Company maintains an adequate number of authorized but unissued shares of Common Stock and/or treasury shares of Common Stock available for issuance to those persons who purchase Shares pursuant to the Stock Incentive Plan;

(c)	awards made under the Stock Incentive Plan prior to the date of this opinion were duly authorized by the Board of Directors of the Company or a duly constituted and acting committee thereof as provided in and in accordance with the Stock Incentive Plan; and

(d)	all relevant corporate actions heretofore taken by the Company and its Board of Directors or any committees thereof with respect to the authorization of the issuance of the Shares remain in full force and effect after the date hereof.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that the issuance of the Shares in accordance with the Stock Incentive Plan has been duly authorized by the Company and, if and when issued and delivered upon receipt by the Company of lawful consideration under the DGCL in accordance with the Stock Incentive Plan, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the DGCL (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and the federal laws of the United States of America. For purposes of this opinion, we assume that the Shares were, or will be, as applicable, issued in compliance with all applicable state securities or blue sky laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time as the Registration Statement becomes effective.

Very truly yours,

/s/ Andrews Kurth LLP